UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities and Exchange Act of 1934
Date of Report (Date of earliest event reported):  January 7, 2010

TBS INTERNATIONAL PLC
(Exact name of registrant as specified in its charter)

Ireland	000-51368	98-0646151
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

Arthur Cox Building
Earlsfort Terrace
Dublin 2, Ireland
(Address of Principal Executive Offices)

+1 353(0) 1 618 0000
 (Registrant's telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

Deed Poll of Assumption

    On January 7, 2010, TBS International Limited, or TBS-Bermuda, and TBS International plc, or TBS-Ireland, entered into a Deed Poll of Assumption, or the Assumption Deed Poll, relating to the TBS International Amended and Restated 2005 Equity Incentive Plan, or the 2005 Plan.  Pursuant to the Assumption Deed Poll, TBS-Ireland assumed and adopted the rights and obligations of TBS-Bermuda under the 2005 Plan.

    All awards or grants under the 2005 Plan continue to be exercisable, issuable held, available or vest upon the same terms and conditions, except that upon the exercise, issuance, holding, availability or vesting of such awards or grants, shares of TBS-Ireland are now issuable in lieu of shares of TBS-Bermuda.

    The Assumption Deed Poll is effective upon the effective time of the Transaction (as defined below) and is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Deed Poll of Indemnity

    On December 16, 2009, TBS-Bermuda entered into a Deed Poll of Indemnity, or the Indemnity Deed Poll, which provides indemnification to the officers (excluding auditors) and directors of TBS-Ireland.

    The Indemnity Deed Poll is effective from the date of execution and is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 3.02.    Unregistered Sales of Equity Securities.

    On January 7, 2010, pursuant to the Transaction, each holder of TBS-Bermuda Class A common shares outstanding immediately before the Transaction received one TBS-Ireland Class A ordinary share in exchange for each outstanding Class A common share of TBS-Bermuda.  Each holder of TBS-Bermuda Class B common shares outstanding immediately before the Transaction received one TBS-Ireland Class B ordinary share in exchange for each outstanding Class B common share of TBS-Bermuda.

In connection with the Transaction, TBS-Ireland issued a total of approximately 17,513,371 TBS-Ireland Class A ordinary shares and 12,390,461 TBS-Ireland Class B ordinary shares to the holders of TBS-Bermuda Class A common shares and Class B common shares, respectively, immediately prior to the effective time of the Transaction. The terms and conditions of the issuance and exchange of the securities were sanctioned by the Supreme Court of Bermuda, after a hearing upon the fairness of such terms and conditions at which all TBS-Bermuda shareholders had a right to appear and of which adequate notice had been given. The issuance was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), by virtue of Section 3(a)(10) of the Securities Act.

Item 3.03.    Material Modification of Rights of Security Holders.

    The information included under Item 3.01 and Item 8.01 is incorporated by reference herein.

Item 5.01.    Change in Control of Registrant.

    The information included under Item 8.01 is incorporated by reference herein. As a result of the transaction, TBS-Bermuda became a direct, wholly-owned subsidiary of TBS-Ireland.

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

    As of completion of the Transaction, the directors and executive officers of TBS-Bermuda immediately prior to the Transaction became the directors and executive officers of TBS-Ireland. TBS-Bermuda’s directors carry their terms of office over to the TBS-Ireland Board of Directors. The TBS Board of Directors is comprised of a single class of directors serving one year terms.

    The information included under Item 1.01 and Item 8.01 is incorporated by reference herein..

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

    On January 7, 2010 in connection with and effective upon completion of the Transaction, the rights of shareholders of TBS-Ireland will be governed by its memorandum and articles of association. The summary of the material terms of the memorandum and articles of association and the comparison of the rights of shareholders under those documents described under the headings “Description of TBS International plc Share Capital” and “Comparison of Rights of Shareholders and Powers of the Board of Directors” in TBS-Bermuda’s definitive proxy statement dated  and filed with the Securities and Exchange Commission (the “Commission”) on October 30, 2009 is incorporated by reference herein. The complete text of the memorandum and articles of association of TBS-Ireland is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein. The summary of the memorandum and articles of association of TBS-Ireland is qualified in its entirety by reference to Exhibit 3.1.

Item 7.01.    Regulation FR Disclosure.

    Upon effectiveness of the transaction, the CUSIP number for Class A ordinary shares of TBS-Ireland  issued in place of Class A common shares of TBS-Bermuda will be G8657Q 104.

Item 8.01.    Other Events.

    The Transaction

    On January 7, 2010, TBS-Bermuda and TBS-Ireland completed a transaction effected by way of a scheme of arrangement under Bermuda law (the “Scheme of Arrangement”) pursuant to the holders of Class A and Class B common shares of TBS-Bermuda became holders of Class A and Class B ordinary shares of TBS International, plc, respectively  (the “Transaction”).  As a result of the Transaction, TBS-Bermuda became a direct, wholly-owned subsidiary of TBS-Ireland. On January 7, 2010, TBS-Bermuda  issued a press release announcing the completion of the Transaction. The press release is attached as Exhibit 99.1.

Prior to the Transaction, the TBS-Bermuda Class A common shares were registered pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and listed on the Nasdaq Global Select Market under the symbol “TBSI”.  As a result of the Transaction, all of the TBS-Bermuda Class A and Class B common shares were cancelled and holders thereof received TBS-Ireland Class A and Class B ordinary shares, as applicable, on a one-for-one basis.  Accordingly, TBS-Bermuda requested that Nasdaq file with the Securities and Exchange Commission (the “Commission”) a Form 25 to remove the TBS-Bermuda Class A common shares from listing on the Nasdaq Global Select Market. TBS-Bermuda expects to file a Form 15 with the Commission to terminate the registration of the TBS-Bermuda Class A common shares and suspend its reporting obligations under Sections 13 and 15(d) of the Exchange Act.

Pursuant to Rule 12g-3(a) promulgated under the Exchange Act, the TBS-Ireland Class A ordinary shares are deemed registered under Section 12(b) of the Exchange Act. The TBS International Class A ordinary shares have been approved for listing on the Nasdaq Global Select Market and began trading under the symbol “TBSI,” the same symbol under which the TBS-Bermuda Class A common shares previously traded, on January 7, 2010.  The TBS-Ireland Class B ordinary shares are not and will not be registered under the Exchange Act.

DESCRIPTION OF TBS INTERNATIONAL PLC SHARE CAPITAL

The following description of our share capital is a summary. For the purposes of the following description, references to the terms “TBS-Ireland”, “TBS International,” “we,” “our Company,” “our” and “us” refer to TBS International plc and its subsidiaries. This summary is not complete and is subject to the complete text of TBS-Ireland’s memorandum and articles of association, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and incorporated by reference herein. We encourage you to read this document carefully.

Capital Structure

Authorized Share Capital.  The authorized share capital of TBS-Ireland is €40,000 and US$1,060,000 divided into 40,000 ordinary shares with a nominal value of €1 per share, 75,000,000 Class A ordinary shares with a nominal value of US$0.01 per share, and 30,000,000 Class B ordinary shares with a nominal value of US$0.01 per share and 1,000,000 preference shares with a nominal value of US$0.01 per share. The authorized share capital includes 40,000 ordinary shares with a nominal value of €1 per share in order to satisfy statutory requirements for all Irish public limited companies commencing operations.

TBS-Ireland has the authority to issue authorized but unissued Class A ordinary shares, Class B ordinary shares or preference shares.

In connection with the Transaction, TBS-Ireland assumed and will continue to issue awards under the TBS International Amended and Restated 2005 Equity Incentive and also assumed TBS-Bermuda’s existing obligations to deliver shares under our equity incentive plans and other similar employee awards pursuant to the terms thereof.

The authorized share capital may be increased or reduced by way of an ordinary resolution of TBS-Ireland’s shareholders. The shares comprising the authorized share capital of TBS-Ireland may be divided into shares of such nominal value as the resolution shall prescribe.

As a matter of Irish law, the directors of a company may issue authorized but unissued new ordinary or preference shares without shareholder approval once authorized to do so by the articles of association of the company or by an ordinary resolution adopted by the shareholders at a general meeting. An ordinary resolution requires over 50% of the votes of a company’s shareholders cast at a general meeting. The authority conferred can be granted for a maximum period of five years, at which point it must be renewed by the shareholders of the company by an ordinary resolution. Because of this requirement of Irish law, the articles of association of TBS-Ireland authorize the Board of Directors of TBS-Ireland to issue new ordinary or preference shares without shareholder approval for a period of five years from the date of TBS-Ireland’s incorporation.

The rights and restrictions to which the ordinary shares will be subject will be prescribed in TBS-Ireland’s articles of association. TBS-Ireland’s articles of association entitle the Board of Directors, without shareholder approval, to determine the terms of the preference shares issued by TBS-Ireland. The TBS-Ireland Board of Directors is authorized, without obtaining any vote or consent of the holders of any class or series of shares unless expressly provided by the terms of that class or series of shares, to provide from time to time for the issuance of other series of preference shares through the issue of the authorized but unissued preference shares  and to establish the characteristics of each class or series, including the number of shares, designations, voting rights, dividend rights, liquidation and other rights, redemption, repurchase or exchange rights and any other preferences and relative, participating, optional or other rights and limitations not inconsistent with applicable law.

Irish law does not recognize fractional shares held of record; accordingly, TBS-Ireland’s articles of association do not provide for the issuance of fractional TBS-Ireland shares and the official Irish register of shareholders of TBS-Ireland will not reflect any fractional shares.

Under Irish law and the memorandum and articles of association of TBS-Ireland there are no limitations on the right of nonresidents of Ireland or owners who are not citizens of Ireland to hold or vote shares of TBS-Ireland.

            Issued Share Capital.  Immediately prior to the Transaction, the issued share capital of TBS-Ireland was €40,000, comprised of 40,000 ordinary shares, with nominal value of €1 per share (the “Euro Share Capital”). In connection with the consummation of the Transaction, the Euro Share Capital was acquired and then cancelled by TBS-Ireland. TBS-Ireland then issued 17,513,371 Class A and 12,390,461 Class B ordinary shares, each with a nominal value of US$0.01, equal to the number of TBS-Bermuda Class A and Class B common shares that were cancelled as part of the Transaction. TBS-Ireland Class A and Class B common shares issued pursuant to the Transaction are fully paid and non-assessable.

Pre-emption Rights, Share Warrants and Share Options

            Certain statutory pre-emption rights apply automatically in favor of TBS-Ireland shareholders where shares in TBS-Ireland are to be issued for cash. However, TBS-Ireland has opted out of these pre-emption rights in its articles of association as permitted under Irish law. Because Irish law requires this opt-out to be renewed every five years by a special resolution of the shareholders, TBS-Ireland’s articles of association provide that this opt-out will lapse five years after the incorporation of TBS-Ireland. A special resolution requires not less than 75% of the votes of TBS-Ireland shareholders cast at a general meeting. If the opt-out is not renewed, shares issued for cash must be offered to pre-existing shareholders of TBS-Ireland pro rata to their existing shareholding before the shares can be issued to any new shareholders. The statutory pre-emption rights do not apply where shares are issued for non-cash consideration and do not apply to the issue of non-equity shares (that is, shares that have the right to participate only up to a specified amount in any income or capital distribution).

The articles of association of TBS-Ireland provide that, subject to any shareholder approval requirement under any laws, regulations or the rules of any stock exchange to which TBS-Ireland is subject, the Board of Directors is authorized, from time to time, in its discretion, to grant such persons, for such periods and upon such terms as the Board of Directors deems advisable, options to purchase such number of shares of any class or classes or of any series of any class as the Board of Directors may deem advisable, and to cause warrants or other appropriate instruments evidencing such options to be issued. The Irish Companies Acts provide that directors may issue share warrants or options without shareholder approval once authorized to do so by the articles of association or an ordinary resolution of shareholders. The Board of Directors may issue shares upon exercise of warrants or options without shareholder approval or authorization.

TBS-Ireland is subject to the rules of the Nasdaq Global Select Market that require shareholder approval of certain share issuances.

Dividends

            Under Irish law, dividends and distributions may only be made from distributable reserves. Distributable reserves, broadly, means the accumulated realized profits of TBS-Ireland less accumulated realized losses of TBS-Ireland. At incorporation, there are no “distributable reserves.” No dividend may be made unless the net assets of TBS-Ireland are equal to, or in excess of, the aggregate of TBS-Ireland’s share capital plus undistributable reserves and the distribution does not reduce TBS-Ireland’s net assets below such aggregate. Undistributable reserves include the share premium account, the capital redemption reserve fund and the amount by which TBS-Ireland’s accumulated unrealized profits, so far as not previously utilized by any capitalization, exceed TBS-Ireland’s accumulated unrealized losses, so far as not previously written off in a reduction or reorganization of capital.

            The determination as to whether or not TBS-Ireland has sufficient distributable reserves to fund a dividend must be made by reference to “relevant accounts” of TBS-Ireland. The “relevant accounts” will be either the last set of unconsolidated audited financial statements or unaudited financial statements prepared in accordance with the Irish Companies Acts, which give a “true and fair view” of TBS-Ireland’s unconsolidated financial position and accord with accepted accounting practice. If such unaudited financial statements are proposed prior to the first audited financial statements, they must be reported on by TBS-Ireland’s auditors. The relevant accounts must be filed in the Companies Registration Office (the official public registry for companies in Ireland).

TBS-Ireland will not have any distributable reserves immediately following the time of the Transaction. The shareholders of TBS-Ireland and TBS-Bermuda have approved the establishment of distributable reserves by the reduction of TBS-Ireland’s share premium account. The establishment of these reserves also requires the approval of the Irish High Court and it is anticipated that TBS-Ireland will commence an application for this approval shortly after the Transaction becomes effective. Although we are not aware of any reason why the Irish High Court would not grant its approval, there is no guarantee if or when it will be obtained.

The mechanism as to who declares a dividend and when a dividend shall become payable is governed by the articles of association of TBS-Ireland. TBS-Ireland’s articles of association authorize the directors to declare such dividends as appear justified from the profits of TBS-Ireland without the approval of the shareholders at a general meeting. The Board of Directors may also recommend a dividend to be approved and declared by the shareholders at a general meeting. Although the shareholders may direct that the payment be made by distribution of assets, shares or cash, no dividend issued may exceed the amount recommended by the directors. The dividends can be declared and paid in the form of cash or non-cash assets.

The directors of TBS-Ireland may deduct from any dividend payable to any member all sums of money (if any) payable by such member to TBS-Ireland in relation to the TBS-Ireland ordinary shares.

The directors of TBS-Ireland are also entitled to issue shares with preferred rights to participate in dividends declared by TBS-Ireland in one or more series and to fix the rights, preferences, privileges and restrictions attaching to those shares, including dividend rights, conversion rights, voting rights, redemption terms and prices, liquidation preferences and the numbers of shares constituting any series and the designation of any series, without further vote or action by the shareholders. The holders of such preference shares may, depending on their terms, be entitled to claim arrears of a declared dividend out of subsequently declared dividends in priority to ordinary shareholders.

Any series of preference shares could, as determined by TBS-Ireland’s Board of Directors at the time of issuance, rank senior to the TBS-Ireland ordinary shares with respect to dividends, voting rights, redemption and/or liquidation rights. These preference shares are of the type commonly known as “blank-check” preferred stock.

Share Repurchases, Redemptions and Conversions

Overview

            Article 3(h) of TBS-Ireland’s articles of association provides that any ordinary share which TBS-Ireland has acquired or agreed to acquire shall be deemed to be a redeemable share. Accordingly, for Irish law purposes, the repurchase of ordinary shares by TBS-Ireland will technically be effected as a redemption of those shares as described below under “— Repurchases and Redemptions by TBS-Ireland.” If the articles of association of TBS-Ireland did not contain Article 3(h), repurchases by TBS-Ireland would be subject to many of the same rules that apply to purchases of TBS-Ireland shares by subsidiaries described below under “— Purchases by Subsidiaries of TBS-Ireland,” including the shareholder approval requirements described below and the requirement that any on-market purchases be effected on a “recognized stock exchange.” Except  where otherwise noted, when we refer elsewhere in this proxy statement to repurchasing or buying back TBS-Ireland Class A or Class B ordinary shares, we are referring to the redemption of ordinary shares by TBS-Ireland pursuant to Article 3(h) of the articles of association or the purchase of TBS-Ireland ordinary shares by a subsidiary of TBS-Ireland, in each case in accordance with the TBS-Ireland articles of association and Irish law as described below.

 Repurchases and Redemptions by TBS-Ireland

Under Irish law, a company can issue redeemable shares and redeem them out of distributable reserves (which are described above under “— Dividends”) or the proceeds of a new issue of shares for that purpose. TBS-Ireland will not have any distributable reserves immediately following the time of the Transaction because it is a newly formed holding company with no retained earnings. The issue of redeemable shares may only be made by TBS-Ireland where the nominal value of the issued share capital that is not redeemable is not less than 10% of the nominal value of the total issued share capital of TBS-Ireland. All redeemable shares must also be fully paid and the terms of redemption of the shares must provide for payment on redemption. Redeemable shares may, upon redemption, be cancelled or held in treasury. Shareholder approval will not be required to redeem TBS-Ireland shares, and these shares are redeemable at the option of TBS-Ireland.

The Board of Directors of TBS-Ireland will also be entitled to issue preference shares which may be redeemed at the option of either TBS-Ireland or the shareholder, depending on the terms of such preference shares. Please see “— Capital Structure — Authorized Share Capital” above for additional information on redeemable shares.

Repurchased and redeemed ordinary shares may be cancelled or held as treasury shares. The nominal value of treasury shares held by TBS-Ireland at any time must not exceed 10% of the nominal value of the issued share capital of TBS-Ireland. While TBS-Ireland holds shares as treasury shares, it cannot exercise any voting rights in respect of those shares. Treasury shares may be cancelled by TBS-Ireland or re-issued subject to certain conditions.

Purchases by Subsidiaries of TBS-Ireland

Under Irish law, it may be permissible for an Irish or non-Irish subsidiary to purchase TBS-Ireland shares either on-market or off-market. A general authority of the shareholders of TBS-Ireland is required to allow a subsidiary of TBS-Ireland to make on-market purchases of TBS-Ireland shares; however, as long as this general authority has been granted, no specific shareholder authority for a particular on-market purchase by a subsidiary of TBS-Ireland shares is required. We expect that TBS-Ireland will seek to renew such general authority, which must expire no later than 18 months after the date on which it was granted, at the first annual general meeting of TBS-Ireland in 2010 and at subsequent annual general meetings. In order for a subsidiary of TBS-Ireland to make an on-market purchase of TBS-Ireland’s shares, such shares must be purchased on a “recognized stock exchange.” The Nasdaq Global Select Market, on which the TBS-Ireland Class A ordinary shares will be listed following the Transaction, is not currently specified as a recognized stock exchange for this purpose by Irish law. We understand, however, that it is likely that the Irish authorities will take appropriate steps in the near future to add the Nasdaq Global Select Market to the list of recognized stock exchanges. For an off-market purchase by a subsidiary of TBS-Ireland, the proposed purchase contract must be authorized by special resolution of the shareholders of TBS-Ireland before the contract is entered into. The person whose shares are to be bought back cannot vote in favor of the special resolution and, for at least 21 days prior to the special resolution, the purchase contract must be on display or must be available for inspection by shareholders at the registered office of TBS-Ireland.

The number of shares held by the subsidiaries of TBS-Ireland at any time will count as treasury shares for the purposes of the permitted treasury share threshold of 10% of the nominal value of the issued share capital of TBS-Ireland. While a subsidiary holds TBS-Ireland shares, it cannot exercise any voting rights in respect of those shares. The acquisition of the TBS-Ireland shares by a subsidiary must be funded out of distributable reserves of the subsidiary.

Bonus Shares

Under TBS-Ireland’s articles of association, the Board of Directors may resolve to capitalize any amount credited to any reserve or fund available for distribution or the share premium account of TBS-Ireland for issuance and distribution to shareholders as fully paid bonus shares on the same basis of entitlement as would apply in respect of a dividend distribution.

 Consolidation and Division; Subdivision

TBS-Ireland may by ordinary resolution of its ordinary shareholders, consolidate and divide all or any of its share capital into shares of larger nominal value than its existing shares or subdivide its shares into smaller amounts than is fixed by its articles of association.

 Reduction of Share Capital

TBS-Ireland may, by ordinary resolution, reduce its authorized share capital. TBS-Ireland also may, by special resolution and subject to confirmation by the Irish High Court, reduce or cancel its issued share capital.

 General Meetings of Shareholders

TBS-Ireland will be required to hold an annual general meeting within eighteen months of incorporation and at intervals of no more than fifteen months thereafter, provided that an annual general meeting is held in each calendar year following the first annual general meeting, no more than nine months after TBS-Ireland’s fiscal year-end. The first annual general meeting of TBS-Ireland may be held outside Ireland. Thereafter, any annual general meeting may be held outside Ireland if a resolution so authorizing has been passed at the preceding annual general meeting. Because of the fifteen-month requirement described in this paragraph, TBS-Ireland’s articles of association include a provision reflecting this requirement of Irish law. At any annual general meeting only such business shall be conducted as shall have been brought before the meeting (a) by or at the direction of the Board of Directors or (b) by any member entitled to vote at such meeting who complies with the procedures set forth in the articles of association.

Extraordinary general meetings of TBS-Ireland may be convened by (i) the Board of Directors, (ii) on requisition of the shareholders holding not less than 10% of the paid up share capital of TBS-Ireland carrying voting rights or (iii) on requisition of TBS-Ireland’s auditors. Extraordinary general meetings are generally held for the purposes of approving shareholder resolutions of TBS-Ireland as may be required from time to time. At any extraordinary general meeting only such business shall be conducted as is set forth in the notice thereof.

Notice of a general meeting must be given to all shareholders of TBS-Ireland and to the auditors of TBS-Ireland. The minimum notice periods under Irish law are 21 days’ notice in writing for an annual general meeting or an extraordinary general meeting to approve a special resolution and 14 days’ notice in writing for any other extraordinary general meeting. TBS-Ireland’s articles of association provide a minimum notice period of 21 clear days for an annual general meeting and for an extraordinary general meeting to approve a special resolution to approximate the equivalent provisions of TBS-Bermuda’s bye-laws. TBS-Ireland’s articles of association provide for a minimum notice period of 14 clear days’ notice for all other extraordinary general meetings reflecting these requirements of Irish law.

In the case of an extraordinary general meeting convened by shareholders of TBS-Ireland, the proposed purpose of the meeting must be set out in the requisition notice. The requisition notice can contain any resolution. Upon receipt of this requisition notice, the Board of Directors has 21 days to convene a meeting of TBS-Ireland’s shareholders to vote on the matters set out in the requisition notice. This meeting must be held within two months of the receipt of the requisition notice. If the Board of Directors does not convene the meeting within such 21-day period, the requisitioning shareholders, or any of them representing more than one half of the total voting rights of all of them, may themselves convene a meeting, which meeting must be held within three months of the receipt of the requisition notice.

The only matters which must, as a matter of Irish law, be transacted at an annual general meeting are the presentation of the annual accounts, balance sheet and reports of the directors and auditors, the appointment of auditors and the fixing of the auditor’s remuneration (or delegation of same). If no resolution is made in respect of the reappointment of an auditor at an annual general meeting, the previous auditor will be deemed to have continued in office.

The articles of association of TBS-Ireland provide for a Board of Directors that is a single class serving a one-year term. Directors are elected by the affirmative vote of a majority of the votes cast by shareholders. Shareholders do not have cumulative voting rights. Accordingly, the holders of a majority of the voting rights attaching to the TBS-Ireland Class A and Class B ordinary shares will, as a practical matter, be entitled to control the election of all directors. At each annual general meeting, directors will be elected for a full term of one year. Any nominee for director who does not receive a majority of the votes cast is not elected to the Board of Directors. Holders of Class A ordinary shares are entitled to one vote per each such share at all meetings at which directors are elected. Holders of Class B ordinary shares are entitled to one-half vote per each such share at all meetings at which directors are elected. TBS-Ireland’s articles of association provide for a minimum number of directors of five. If at any time the number of directors falls below the minimum, the remaining directors may act only for the purposes of (1) appointing additional directors to satisfy the requirements of the articles of association with respect to the minimum number of directors, (2) summoning a general meeting or (3) preserving the assets of the Company.

TBS-Ireland’s articles of association provide that a director may be removed with or without cause by an ordinary resolution at a general meeting.

If the directors become aware that the net assets of TBS-Ireland are half or less of the amount of TBS-Ireland’s share capital and share premium, the directors of TBS-Ireland must convene an extraordinary general meeting of TBS-Ireland’s shareholders not later than 28 days from the date that they learn of this fact. This meeting must be convened for the purposes of considering whether any, and if so what, measures should be taken to address the situation.

 Voting

All votes at a general meeting will be decided by way of poll. Every shareholder shall on a poll have one vote for each Class A and one-half of a vote for each Class B ordinary share that he or she holds as of the record date for the meeting (and, except as otherwise provided by the Irish Companies Acts or TBS-Ireland’s memorandum and articles of association, the holders of Class A and Class B ordinary shares shall vote as a single class). Voting rights on a poll may be exercised by shareholders registered in TBS-Ireland’s share register as of the record date for the meeting or by a duly appointed proxy of such a registered shareholder, which proxy need not be a shareholder. All proxies must be appointed in the manner prescribed by TBS-Ireland’s articles of association. The articles of association of TBS-Ireland permit the appointment of proxies by the shareholders to be notified to TBS-Ireland electronically.

Except where a greater majority is required by Irish law or TBS-Ireland’s memorandum and articles of association, any question proposed for consideration at any general meeting of TBS-Ireland or of any class of shareholders shall be decided by a simple majority of the votes cast by shareholders entitled to vote at such meeting.

In accordance with the articles of association of TBS-Ireland, the directors of TBS-Ireland may from time to time cause TBS-Ireland to issue preference shares. These preference shares may have such voting rights as may be specified in the terms of such preference shares (e.g., they may carry more votes per share than ordinary shares or may entitle their holders to a class vote on such matters as may be specified in the terms of the preference shares).

Treasury shares and shares of TBS-Ireland held by subsidiaries of TBS-Ireland will not be entitled to vote at general meetings of shareholders.

Irish law requires “special resolutions” of the shareholders at a general meeting to approve certain matters. A special resolution requires not less than 75% of the votes cast of TBS-Ireland’s shareholders at a general meeting. This may be contrasted with “ordinary resolutions,” which require a simple majority of the votes of TBS-Ireland’s shareholders cast at a general meeting. Examples of matters requiring special resolutions include:

•	Amending the objects of TBS-Ireland;
•	Amending the articles of association of TBS-Ireland;
•	Approving the change of name of TBS-Ireland;
•	Authorizing the entering into of a guarantee or provision of security in connection with a loan, quasi-loan or credit transaction to a director or connected person;
•	Opting out of pre-emption rights on the issuance of new shares;
•	Re-registration of TBS-Ireland from a public limited company as a private company;
•	Purchase of own shares off-market;
•	Reduction of share capital;
•	Resolving that TBS-Ireland be wound up by the Irish courts;
•	Resolving in favor of a shareholders’ voluntary winding-up;
•	Re-designation of shares into different share classes;
•	Setting the re-issue price of treasury shares; and
•	Mergers with companies incorporated in the European Union (as described below).

A scheme of arrangement with one or more classes of shareholders requires a court order from the Irish High Court and the approval of: (1) 75% by value of the voting members of each class of shares participating in the scheme of arrangement; and (2) more than 50% in number of the voting members of each class of shares participating in the scheme of arrangement, at a meeting called to approve the scheme.

Variation of Rights Attaching to a Class or Series of Shares

Variation of all or any special rights attached to any class of TBS-Ireland shares is addressed in the articles of association of TBS-Ireland as well as the Irish Companies Acts. Any variation of class rights attaching to the issued TBS-Ireland shares must be approved by a special resolution of the shareholders of the class affected or by the written consent of the holders of not less than 75% of the shareholders of the class affected.

Quorum for General Meetings

The presence of two shareholders, in person or by proxy and having the right to attend and vote at the meeting, and of the holders of more than 50% of the total issued voting shares of TBS-Ireland constitutes a quorum for the conduct of business. No business may take place at a general meeting of TBS-Ireland if a quorum is not present in person or by proxy. The Board of Directors has no authority to waive quorum requirements stipulated in the articles of association of TBS-Ireland. Abstentions and broker “non-votes” will be counted as present for purposes of determining whether there is a quorum in respect of the proposals. A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner abstains from voting on a particular proposal because the nominee does not have discretionary voting power for that proposal and has not received instructions from the beneficial owner on how to vote those shares.

Inspection of Books and Records

Under Irish law, shareholders have the right to: (i) receive a copy of the memorandum and articles of association of TBS-Ireland and any act of the Irish Government which alters the memorandum of association of TBS-Ireland; (ii) inspect and obtain copies of the minutes of general meetings and resolutions of TBS-Ireland; (iii) inspect and receive a copy of the register of shareholders, register of directors and secretaries, register of directors’ interests and other statutory registers maintained by TBS-Ireland; (iv) receive copies of balance sheets and directors’ and auditors’ reports which have previously been sent to shareholders prior to an annual general meeting; and (v) receive balance sheets of a subsidiary company of TBS-Ireland which have previously been sent to shareholders prior to an annual general meeting for the preceding ten years. The auditors of TBS-Ireland will also have the right to inspect all books, records and vouchers of TBS-Ireland. The auditors’ report must be circulated to the shareholders with TBS-Ireland’s Irish Financial Statements 21 days before the annual general meeting and must be read to the shareholders at TBS-Ireland’s annual general meeting.

Acquisitions

There are a number of mechanisms for acquiring an Irish public limited company, including:

(a) a court-approved scheme of arrangement under the Irish Companies Acts. A scheme of arrangement with one or more classes of shareholders requires a court order from the Irish High Court and the approval of: (1) 75% by value of the voting members of each class of shares participating in the scheme of arrangement; and (2) more than 50% in number of the voting members of each class of shares participating in the scheme of arrangement, at a meeting called to approve the scheme;

(b) through a tender offer by a third party for all of the TBS-Ireland shares. Where the holders of 80% or more of a class of TBS-Ireland’s shares have accepted an offer for their shares in TBS-Ireland, the remaining shareholders in that class may be statutorily required to also transfer their shares. If the bidder does not exercise its “squeeze out” right, then the non-accepting shareholders in that class also have a statutory right to require the bidder to acquire their shares on the same terms. If TBS-Ireland shares were listed on the Irish Stock Exchange or another regulated stock exchange in the EU, this threshold would be increased to 90%; and

(c) it is also possible for TBS-Ireland to be acquired by way of a merger with an EU-incorporated public company under the EU Cross Border Merger Directive 2005/56. Such a merger must be approved by a special resolution. If TBS-Ireland is being merged with another EU public company under the EU Cross Border Merger Directive 2005/56 and the consideration payable to TBS-Ireland’s shareholders is not all in the form of cash, TBS-Ireland’s shareholders may be entitled to require their shares to be acquired at fair value.

Under Irish law, there is no requirement for a company’s shareholders to approve a sale, lease or exchange of all or substantially all of a company’s property and assets.

Appraisal Rights

Generally, under Irish law, shareholders of an Irish company do not have appraisal rights. Under the EC (Cross-Border Mergers) Regulations 2008 governing the merger of an Irish public limited company and a company incorporated in the European Economic Area, a shareholder (a) who voted against the special resolution approving the merger or (b) of a company in which 90% of the shares is held by the other company the party to the merger of the transferor company, has the right to request that the company acquire its shares for cash.

Disclosure of Interests in Shares

Under the Irish Companies Acts, there is a notification requirement for shareholders who acquire or cease to be interested in 5% of any class of voting shares of an Irish public limited company. A shareholder of TBS-Ireland must therefore make such a notification to TBS-Ireland if as a result of a transaction the shareholder will be interested in 5% or more of the TBS-Ireland Class A ordinary shares or 5% or more of the TBS-Ireland Class B ordinary shares; or if as a result of a transaction a shareholder who was interested in more than 5% of the relevant class of TBS-Ireland shares ceases to be so interested. Where a shareholder is interested in more than 5% of the TBS-Ireland Class A ordinary shares or 5% or more of the TBS-Ireland Class B ordinary shares, any alteration of his or her interest that brings his or her total holding through the nearest whole percentage number, whether an increase or a reduction, must be notified to TBS-Ireland. The relevant percentage figure is calculated by reference to the aggregate nominal value of the shares in which the shareholder is interested as a proportion of the entire nominal value of the relevant class of share capital. Where the percentage level of the shareholder’s interest does not amount to a whole percentage this figure may be rounded down to the next whole number. All such disclosures should be notified to TBS-Ireland within 5 business days of the transaction or alteration of the shareholder’s interests that gave rise to the requirement to notify. Where a person fails to comply with the notification requirements described above no right or interest of any kind whatsoever in respect of any shares in TBS-Ireland concerned, held by such person, shall be enforceable by such person, whether directly or indirectly, by action or legal proceeding. However, such person may apply to the court to have the rights attaching to the shares concerned reinstated.

In addition to the above disclosure requirement, TBS-Ireland, under the Irish Companies Acts, may by notice in writing require a person whom TBS-Ireland knows or has reasonable cause to believe to be, or at any time during the three years immediately preceding the date on which such notice is issued, to have been interested in shares comprised in TBS-Ireland’s relevant share capital to: (a) indicate whether or not it is the case, and (b) where such person holds or has during that time held an interest in the TBS-Ireland shares, to give such further information as may be required by TBS-Ireland including particulars of such person’s own past or present interests in TBS-Ireland shares. Any information given in response to the notice is required to be given in writing within such reasonable time as may be specified in the notice.

Where such a notice is served by TBS-Ireland on a person who is or was interested in TBS-Ireland shares and that person fails to give TBS-Ireland any information required within the reasonable time specified, TBS-Ireland may apply to court for an order directing that the affected shares be subject to certain restrictions. Under the Irish Companies Acts, the restrictions that may be placed on the shares by the court are as follows:

(a) any transfer of those shares, or in the case of unissued shares any transfer of the right to be issued with shares and any issue of shares, shall be void;

(b) no voting rights shall be exercisable in respect of those shares;

(c) no further shares shall be issued in right of those shares or in pursuance of any offer made to the holder of those shares; and

(d) no payment shall be made of any sums due from TBS-Ireland on those shares, whether in respect of capital or otherwise.

Where shares in TBS-Ireland are subject to these restrictions, the court may order the shares to be sold and may also direct that the shares shall cease to be subject to these restrictions.

Irish Takeover Rules and Substantial Acquisition Rules

A transaction by virtue of which a third party is seeking to acquire 30% or more of the voting rights of TBS-Ireland will be governed by the Irish Takeover Panel Act 1997 and the Irish Takeover Rules made thereunder and will be regulated by the Irish Takeover Panel. The “General Principles” of the Irish Takeover Rules and certain important aspects of the Irish Takeover Rules are described below
General Principles

The Irish Takeover Rules are built on the following General Principles which will apply to any transaction regulated by the Irish Takeover Panel:

•
in the event of an offer, all classes of shareholders of the target company should be afforded equivalent treatment and, if a person acquires control of a company, the other holders of securities must be protected;

•	the holders of securities in the target company must have sufficient time to allow them to make an informed decision regarding the offer;
•
the board of a company must act in the interests of the company as a whole. If the board of the target company advises the holders of securities in regards to the offer it must advise on the effects of the implementation of the offer on employment, employment conditions and the locations of the target company’s place of business;

•	false markets in the securities of the target company or any other company concerned by the offer must not be created;
•	a bidder can only announce an offer after ensuring that he or she can fulfill in full the consideration offered;
•
a target company may not be hindered longer than is reasonable by an offer for its securities. This is a recognition that an offer will disrupt the day-to-day running of a target company particularly if the offer is hostile and the board of the target company must divert its attention to resist the offer; and

•
a “substantial acquisition” of securities (whether such acquisition is to be effected by one transaction or a series of transactions) will only be allowed to take place at an acceptable speed and shall be subject to adequate and timely disclosure.

Mandatory Offer

If an acquisition of shares were to increase the aggregate holding of an acquirer and its concert parties to shares carrying 30% or more of the voting rights in TBS-Ireland, the acquirer and, depending on the circumstances, its concert parties would be mandatorily required (except with the consent of the Irish Takeover Panel) to make a cash offer for the remaining outstanding shares at a price not less than the highest price paid for the shares by the acquirer or its concert parties during the previous 12 months. This requirement would also be triggered by an acquisition of shares by a person holding (together with its concert parties) shares carrying between 30% and 50% of the voting rights in TBS-Ireland if the effect of such acquisition were to increase the percentage of the voting rights held by that person (together with its concert parties) by 0.05% within a 12 month period. A single holder (that is, a holder excluding any parties acting in concert with the holder) holding more than 50% of the voting rights of a company is not subject to this rule.

Voluntary Offer; Requirements to Make a Cash Offer and Minimum Price Requirements

A voluntary offer is an offer that is not a mandatory offer. If a bidder or any of its concert parties acquire TBS-Ireland shares of the same class as the shares the subject of the voluntary offer within the period of three months prior to the commencement of the offer period, the offer price must be not less than the highest price paid for TBS-Ireland shares of that class by the bidder or its concert parties during that period. The Irish Takeover Panel has the power to extend the “look back” period to 12 months if the Irish Takeover Panel, having regard to the General Principles, believes it is appropriate to do so.

If the bidder or any of its concert parties has acquired TBS-Ireland shares of the same class as the shares the subject of the voluntary offer (i) during the period of 12 months prior to the commencement of the offer period which represent more than 10% of the total shares the subject of the voluntary offer or (ii) at any time after the commencement of the offer period, the offer shall be in cash (or accompanied by a full cash alternative) and the price per share shall be not less than the highest price paid by the bidder or its concert parties for shares (of the class of shares the subject of the voluntary offer) during, in the case of (i), the period of 12 months prior to the commencement of the offer period and, in the case of (ii), the offer period. The Irish Takeover Panel may apply this rule to a bidder who, together with its concert parties, has acquired less than 10% of the total shares of the class of shares the subject of the offer in the 12 month period prior to the commencement of the offer period if the Panel, having regard to the General Principles, considers it just and proper to do so.

An offer period will generally commence from the date of the first announcement of the offer or proposed offer.

Substantial Acquisition Rules

The Irish Takeover Rules also contain rules governing substantial acquisitions of shares which restrict the speed at which a person may increase his or her holding of shares and rights over shares to an aggregate of between 15% and 30% of the voting rights of TBS-Ireland. Except in certain circumstances, an acquisition or series of acquisitions of shares or rights over shares representing 10% or more of the voting rights of TBS-Ireland is prohibited, if such acquisition(s), when aggregated with shares or rights already held, would result in the acquirer holding 15% or more but less than 30% of the voting rights of TBS-Ireland and such acquisitions are made within a period of seven days. These rules also require accelerated disclosure of acquisitions of shares or rights over shares relating to such holdings.

Frustrating Action

Under the Irish Takeover Rules, the Board of Directors of TBS-Ireland is not permitted to take any action which might frustrate an offer for the TBS-Ireland shares once the Board of Directors has received an approach which may lead to an offer or has reason to believe an offer is imminent except as noted below. Potentially frustrating actions such as (i) the issue of shares, options or convertible securities, (ii) material disposals, (iii) entering into contracts other than in the ordinary course of business or (iv) any action, other than seeking alternative offers, which may result in frustration of an offer, are prohibited during the course of an offer or at any time during which the Board of Directors has reason to believe an offer is imminent. Exceptions to this prohibition are available where:

(a) the action is approved by TBS-Ireland’s shareholders at a general meeting; or

(b) with the consent of the Irish Takeover Panel where:

(i) the Irish Takeover Panel is satisfied the action would not constitute a frustrating action;

(ii) the holders of at least 50% of the voting rights state in writing that they approve the proposed action and would vote in favor of it at a general meeting;

(iii) in accordance with a contract entered into prior to the announcement of the offer; or

(iv) the decision to take such action was made before the announcement of the offer and either has been at least partially implemented or is in the ordinary course of business.

Corporate Governance

The articles of association of TBS-Ireland allocate authority over the management of TBS-Ireland to the Board of Directors. The Board of Directors may then delegate management of TBS-Ireland to committees of the Board of Directors, executives or to a management team, but regardless, the directors will remain responsible, as a matter of Irish law, for the proper management of the affairs of TBS-Ireland. It is the intention of TBS-Ireland to replicate the existing committees that are currently in place for TBS-Bermuda which include an Audit Committee, a Compensation Committee and a Nominations and Corporate Governance Committee. It also is the intention of TBS-Ireland to adopt TBS-Bermuda’s current Corporate Governance Guidelines. The Board of Directors may create new committees or change the responsibilities of existing committees from time to time.

Legal Name; Formation; Fiscal Year; Registered Office

The legal and commercial name of the newly formed Irish company is TBS International public limited company. TBS-Ireland was incorporated in Ireland, as a public limited company on October 19, 2009 with company registration number 476578. TBS-Ireland’s fiscal year ends on December 31 and TBS-Ireland’s registered address is Arthur Cox Building, Earlfort Terrace, Dublin 2, Ireland.

Duration; Dissolution; Rights upon Liquidation

TBS-Ireland’s duration will be unlimited. TBS-Ireland may be dissolved at any time by way of either a voluntary winding up or a creditors’ voluntary winding up. In the case of a voluntary winding up, the approval is required by (i) the Board of Directors by a resolution passed with the approval of a majority of those directors then in office and eligible to vote on that resolution and (ii) a special resolution of shareholders. TBS-Ireland may also be dissolved by way of court order on the application of a creditor, or by the Companies Registration Office as an enforcement measure where TBS-Ireland has failed to file certain returns.

The rights of the shareholders to a return of TBS-Ireland’s assets on dissolution or winding up, following the settlement of all claims of creditors, may be prescribed in TBS-Ireland’s articles of association or the terms of any preference shares issued by the directors of TBS-Ireland from time to time. The holders of preference shares in particular may have the right to priority in a dissolution or winding up of TBS-Ireland. If the articles of association contain no specific provisions in respect of a dissolution or winding up then, subject to the priorities or any creditors, the assets will be distributed to shareholders in proportion to the paid-up nominal value of the shares held. TBS-Ireland’s articles provide that the ordinary shareholders of TBS-Ireland are entitled to participate pro rata in a winding up, but their right to do so may be subject to the rights of any preferred shareholders to participate under the terms of any series or class of preference shares.

Uncertificated Shares

Holders of TBS-Ireland ordinary shares will not have the right to require TBS-Ireland to issue certificates for their shares. TBS-Ireland currently intends to issue only uncertificated ordinary shares unless certificated shares are required by any stock exchange, a recognized depository, any operator of any clearance, settlement system or law.

Stock Exchange Listing

The Transaction will not affect the stock exchange listing of TBS International’s shares. Immediately following the Transaction, the TBS-Ireland Class A ordinary shares will be listed on the Nasdaq Global Select Market under the symbol “TBSI,” the same symbol under which TBS-Bermuda Class A common shares are currently listed. TBS-Bermuda shares are not listed on any other stock exchange. We do not currently intend to list the TBS-Ireland Class A ordinary shares on the Irish Stock Exchange or any other stock exchange. We do not intend to list the TBS-Ireland Class B ordinary shares on any stock exchange.

No Sinking Fund

The ordinary shares have no sinking fund provisions.

No Liability for Further Calls or Assessments

The shares to be issued in the Transaction will be duly and validly issued pursuant to the Transaction will be fully paid and non-assessable.

Transfer and Registration of Shares

TBS-Ireland’s share register will be maintained by the company in conjunction with its transfer agents. Registration in this share register will be determinative of membership in TBS-Ireland. A shareholder of TBS-Ireland who holds shares beneficially will not be the holder of record of such shares. Instead, the depository (for example, Cede & Co., as nominee for DTC) or other nominee will be the holder of record of such shares. Accordingly, a transfer of shares from a person who holds such shares beneficially to a person who also holds such shares beneficially through a depository or other nominee will not be registered in TBS-Ireland’s official share register, as the depository or other nominee will remain the record holder of such shares.

A written instrument of transfer is required under Irish law in order to register on TBS-Ireland’s official share register any transfer of shares (i) from a person who holds such shares directly to any other person, (ii) from a person who holds such shares beneficially to a person who holds such shares directly, or (iii) from a person who holds such shares beneficially to another person who holds such shares beneficially where the transfer involves a change in the depository or other nominee that is the record owner of the transferred shares. An instrument of transfer also is required for a shareholder who directly holds shares to transfer those shares into his or her own broker account (or vice versa). Such instruments of transfer may give rise to Irish stamp duty, which must be paid prior to registration of the transfer on TBS-Ireland’s official Irish share register.

Accordingly, we strongly recommend that all directly registered shareholders open broker accounts so they can transfer their TBS-Bermuda Class A common shares into a broker account to be held through DTC as soon as possible, and in any event prior to completion of the Transaction. We also strongly recommend that any person who wishes to acquire TBS-Ireland Class A ordinary shares after completion of the Transaction acquires such TBS-Ireland Class A ordinary shares beneficially.

TBS-Ireland does not intend to pay any stamp duty. However, TBS-Ireland’s articles of association allow TBS-Ireland, in its absolute discretion, to pay any stamp duty payable by a buyer. In the event of any such payment, TBS-Ireland may seek reimbursement.

Class B ordinary shares are not transferable by their holders, unless the Class B ordinary shareholder has received the prior written consent of TBS-Ireland to the proposed transfer to the proposed transferee.

The directors of TBS-Ireland have general discretion to decline to register an instrument of transfer unless the transfer is in respect of one class of share.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits.
Exhibit 3.1	Memorandum and Articles of Association of TBS International plc
Exhibit 10.1	Deed Poll of Assumption by and between TBS International Limited and TBS International plc
Exhibit 10.2	Deed Poll of Indemnity by and between TBS International Limited and TBS International plc
Exhibit 99.1	Press Release, dated January 7, 2010.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TBS INTERNATIONAL PLC

Date: January 8, 2010	By:	/s/ Ferdinand V. Lepere
Ferdinand V. Lepere
Executive Vice President and Chief Financial Officer